Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
§906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Spatializer Audio Laboratories, Inc. (“Spatializer”) on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Henry R. Mandell, Chief Executive Officer and Chief Financial Officer of Spatializer, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, hereby certifies that:

     (1)  The Report fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Spatializer.

/s/  Henry R. Mandell

Henry R. Mandell
Chairman, Chief Executive, and Chief Financial Officer
August 13, 2002

This certification accompanies this Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Spatializer for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.